Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-148030 and File No. 333-148029) and S-8 (File No. 333-135416, File No. 333-129748, File No. 333-100628, File No. 333-84485, and File No. 333-72967) of Affiliated Managers Group, Inc. (the “Company”) of our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of changes in certain convertible debt instruments (Notes 1b, 10, 12, 13, 23), acquisition-related professional fees (Note 1b), non-controlling interests (Notes 1b, 5, 13, 21), and redeemable non-controlling interests (Notes 1b, 18, 21), for which the date is December 7, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 2, 2009